Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 866.974.7329

November 12, 2024

OneStream, Inc.
191 N. Chester Street
Birmingham, MI 48009

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by OneStream, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration pursuant to the Securities Act of 1933, as amended, of up to 17,250,000 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Shares”), of which (i) up to 6,892,009 shares (including up to 898,957 shares issuable upon exercise of an option granted to the underwriters to purchase additional shares) will be issued and sold by the Company and (ii) up to 10,357,991 shares (including up to 1,351,043 shares issuable upon exercise of an option granted to the underwriters to purchase additional shares) will be sold by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company, OneStream Software LLC (“OneStream LLC”), the Selling Stockholders and representatives of the several underwriters named therein (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares by the Company and the Selling Stockholders. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In our examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (d) the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and, when such Shares have been duly issued upon the redemption of common units of OneStream LLC and the conversion of shares of Class D common stock, par value $0.0001 per share, of the Company, in

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November 12, 2024

accordance with the Sixth Amended and Restated Operating Agreement of OneStream LLC and the Company’s Amended and Restated Certificate of Incorporation, such Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and we consent to the use of our name wherever it appears in the prospectus forming part of the Registration Statement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.